                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 29, 2000 except as to the notes entitled "History of Operating Losses," "Discontinued Operations" and "Subsequent Events" as to which the date is May 18, 2001 relating to the financial statements and financial statement schedule of Micron Electronics, Inc., which appears in Micron Electronics, Inc.'s Form 8-K filed June 13, 2001.

/s/ PricewaterhouseCoopers LLP
Boise, Idaho
June 11, 2001